Exhibit 99.3




                            PRO FORMA FINANCIAL DATA

          Introduction

               The following financial data is based upon the historical financial statements of Tanner's Restaurant Group Inc. ("Tanners" or the "Company") and has been prepared to illustrate the effects on such historical data of the acquisition of Fone.com, Limited ("Fone") from DCI Telecommunications, Inc. ("DCI"). The unaudited pro forma consolidated balance sheet as of March 31, 2000 and unaudited pro forma consolidated income statements for the 52 weeks ended December 31, 1999 (Tanners), June 1999 (inception) through March 31, 2000
          (Fone), period April 16, 2000 (Tanners) and quarter ended March 31, 2000 (Fone) gives effect to the Fone acquisition as if such transaction had been completed on March 31, 2000.

               Effective May 31, 2000, (closing date June 2, 2000), Tanners acquired all of the common stock of Fone in exchange for 40,000,000 shares of Tanners and the assumption of $3,453,652 of debt of DCI. The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Fone.com, Limited pursuant to which Fone.com, Limited is treated as the continuing entity.

               The pro forma financial data is provided for comparative purposes only and does not purport to represent the actual financial position of the Company that actually would have been obtained if the Fone acquisition had been consummated on the date specified.

               The pro forma financial data are based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith.

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

                               Unaudited Pro Forma Consolidated Balance Sheet


                                                         Historical                         Pro Forma
                                                -----------------------------      ---------------------------
                                                 Tanner's           Fone.Com
                                                ----------         ----------
                                                 April 16,          March 31,
                                                   2000               2000         Adjustments     As Adjusted
                                                ----------         ----------      -----------     -----------
                  ASSETS
                  ------

Current assets:
     Cash                                      $       527       $      1,577     $     900,000    $    902,104
     Accounts Receivable                              --               31,934                            31,934
     Notes receivable                               20,483               --                              20,483
     Inventory                                        --                 --                                --
     Property and equipment held for sale           88,018               --                              88,018
     Prepaid expenses and other
       current assets                              105,661               --                             105,661
                                               -----------       ------------     -------------    ------------
         Total current assets                      214,689             33,511           900,000       1,148,200
                                               -----------       ------------     -------------    ------------

                                               $   214,689       $     33,511     $     900,000    $  1,148,200
                                               ===========       ============     =============    ============

   LIABILITIES AND STOCKHOLDERS' DEFICIT
   -------------------------------------

Current liabilities:
     Accounts payable                          $   871,152       $     119,005                     $    990,157
     Accrued expenses                              531,227              23,814                          555,041
     Current portion long term debt              2,755,439                --                          2,755,439
                                               -----------       -------------                     ------------
                                                 4,157,818             142,819                        4,300,637

Long term liability:
     DCI Telecommunications                            --              150,800    $    (150,800)           --
     Convertible debentures                            --                 --          4,553,652       4,553,652
                                               ------------      -------------    -------------    ------------
                                                       --              150,800        4,402,852       4,553,652


Stockholders' deficit
     Preferred stock                              1,215,086               --                          1,215,086
     Common stock, $.01 par value, 200 million
       shares authorized, 11,625,557 issued
       and outstanding (actual) 51,625,557
       shares issued (as adjusted)                  116,256                  3          399,997         516,256
     Additional paid - in capital                 9,087,710               --        (18,265,030)     (9,177,320)
     Accumulated deficit                        (14,362,181)          (262,525)      14,362,181        (262,525)
     Accumulated other comprehensive gain              --                2,414             --             2,414
                                               ------------      -------------    -------------    ------------
        Total stockholders' deficit              (3,943,129)          (260,108)      (3,502,852)     (7,706,089)
                                               ------------      -------------    -------------    ------------

                                               $   214,689       $      33,511    $     900,000    $  1,148,200
                                               ===========       =============    =============    ============




                              See notes to pro forma consolidated financial statements

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


                             Unaudited Pro Forma Consolidated Statements of Operations


                                                   Historical                             Pro Forma
                                        -------------------------------          ----------------------------
                                          Tanner's            Fone.Com            Adjustments     As Adjusted
                                        --------------------------------          ------------    -----------
                                                  Period ended
                                        --------------------------------
                                        (December 27,
                                        1999 through
                                          April 16,         (March 31,
                                            2000)              2000)
                                        -------------      -------------
Revenues                                $     --           $        13,403                        $    13,403

Costs and expenses                            --                    22,139                             22,139
                                        -----------        ---------------                        -----------

       Gross Profit                           --                    (8,736)                            (8,736)

 Selling, general and administrative         50,000                121,181                            171,181
                                        -----------        ---------------                        -----------
       Operating loss                       (50,000)              (129,917)                          (179,917)

Other income (expenses)
       Interest expense                       --                      --         $  (1,583,189)    (1,583,189)
                                        -----------        ---------------       -------------    -----------
                                              --                      --         $  (1,583,189)    (1,583,189)
                                        -----------        ---------------       -------------    -----------

Net loss from continuing
operations                              $   (50,000)       $      (129,917)      $  (1,583,189)   $(1,763,106)
                                        ===========        ===============       =============    ===========



                              See notes to pro forma consolidated financial statements



NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

A. The following unaudited pro forma adjustments are included in the unaudited pro forma balance sheet at March 31, 2000:

1.  To record the acquisition of Fone from DCI by Tanners.

2. Effective May 31, 2000, (closing date June 2, 2000), Tanners acquired all of the common stock of Fone in exchange for 40,000,000 shares of Tanners and the assumption of $3,453,652 of debt of DCI. The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Fone.com, Limited pursuant to which Fone.com, Limited is treated as the continuing entity.

3. On June 7, 2000, Tanners received a net investment of $900,000 in exchange for 6% secured convertible debentures ("debentures"). Tanners issued debentures in an aggregate principal amount of $4,553,652, of which $4,353,652 were issued to Sherman, LLC ("Sherman") and $200,000 were issued to Triton Private Equities Fund, LP ("Triton"). The debentures issued to Triton were issued to refinance existing indebtedness owed to Triton. The debentures issued to Sherman were issued in exchange for an investment of $900,000 by Sherman, the payment of $200,000 of Tanners existing indebtedness by Sherman, and to refinance another $3,653,652 of existing indebtedness owed by Tanners.

4. The debentures issued to Sherman and Triton entitle the holder to convert all or a portion of the debentures into shares of Tanners common stock, at a conversion price which is the lower of $.75 per share or a variable conversion price of seventy - five (75%) of the average of the five lowest closing prices of stock during the twenty preceding trading days immediately prior to the date of conversion. In addition, the conversion price of Tanners common stock is reduced by a further 10% discount if, before October 5, 2000, Tanners sells common stock without consent of each of the holders of the debenture at a price that is lower than either the market price of the common stock on June 7, 2000 or $.75 per share. The maximum number of shares of common stock into which the holder of the debenture may convert is capped at 4.9% of the total number of outstanding shares of common stock, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The holder of the debenture may convert into additional shares of common stock only to the extent that previously converted shares are sold in the open market, so that the amount beneficially owned by that holder never exceeds 4.9%. The debentures are secured by all of the assets and property of Tanners, including a pledge of all outstanding shares of Fone. In addition, Tanners has agreed to file a registration statement with the SEC within 150 days of June 7, 2000 covering resale of the common stock issuable upon conversion of debentures.

B. The following unaudited pro forma adjustments are included in the unaudited pro forma statements of operations for the 52 weeks ended December 31, 1999 (Tanners), June 1999 (inception) through March 31, 2000 (Fone), period ended April 16, 2000 (Tanners) and quarter ended March 31, 2000 (Fone):

1. To accrue interest expense of 6% and record the beneficial conversion feature on the convertible debentures.